Exhibit 5.1

+1 202 663 6060 (t)

+1 202 663 6363 (f)

www.wilmerhale.com

September 10, 2020

State Street Corporation

One Lincoln Street

Boston, MA 02111

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (such Registration Statement, as amended or supplemented, the “Registration Statement”), including the related prospectus (the “Prospectus”), to be filed by State Street Corporation, a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s issuance and exchange (the “Exchange Offer”) of up to (i) $750,000,000 aggregate principal amount of its 2.825% Fixed-to-Floating Rate Senior Notes due 2023 (the “New 2023 Notes”), (ii) $500,000,000 aggregate principal amount of its 2.901% Fixed-to-Floating Rate Senior Notes due 2026 (the “New 2026 Notes”) and (iii) $500,000,000 aggregate principal amount of its 3.152% Fixed-to-Floating Rate Senior Notes due 2031 (the “New 2031 Notes” and, together with the New 2023 Notes and the New 2026 Notes, the “New Notes”) for a like principal amount, respectively, of the Company’s outstanding (a) 2.825% Fixed-to-Floating Rate Senior Notes due 2023 (the “Old 2023 Notes”), (b) 2.901% Fixed-to-Floating Rate Senior Notes due 2026 (the “Old 2026 Notes”) and (c) 3.152% Fixed-to-Floating Rate Senior Notes due 2031 (the “Old 2031 Notes” and, together with the Old 2023 Notes and the Old 2026 Notes, the “Old Notes”), in each case in accordance with the terms of a Registration Rights Agreement, dated as of March 30, 2020 (the “Registration Rights Agreement”), by and among the Company and the initial purchasers of the Old Notes, which is filed as Exhibit 4.4 to the Registration Statement. The Old Notes were issued, and the New Notes are to be issued, pursuant to an Indenture (the “Base Indenture”), dated as of October 31, 2014, between the Company and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of May 8, 2017, between the Company and the Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of March 30, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). We are acting as counsel for the Company in connection with the filing of the Registration Statement.

State Street Corporation

September 10, 2020

We have examined and relied upon (i) signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto; (ii) the Prospectus; (iii) the Indenture; (iv) the Registration Rights Agreement; (v) the Old Notes; and (vi) the forms of the New Notes. We have also examined and relied upon the Restated Articles of Organization of the Company (as amended or restated from time to time), the Restated By-laws of the Company (as amended or restated from time to time) and minutes of meetings of the Board of Directors of the Company (the “Board”) as provided to us by the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time New Notes are issued as contemplated by the Registration Statement; (ii) all New Notes will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; and (iii) at the time of the issuance of the New Notes, the Company will be validly existing as a corporation and in good standing under the laws of the Commonwealth of Massachusetts.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any instrument or agreement with respect to any of the New Notes other than the Company. We have assumed that such instruments and agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinion below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the New Notes, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and it will be in full force and effect. We have also assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by the Trustee; (iii) the Indenture is a valid and binding obligation of the Trustee; and (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have also assumed the due authentication of the New Notes by the Trustee, that there will not have occurred, prior to the date of issuance of the New Notes, any change in law affecting the validity or enforceability of such New Notes and that at the time of the issuance of the New Notes, the Board (or any committee of the Board or any person acting pursuant to authority properly delegated to such person by the Board or any committee of the Board) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such New Notes.

State Street Corporation

September 10, 2020

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; (iii) general equitable principles; and (iv) acceleration of the New Notes which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach any of the instruments or agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the Massachusetts Business Corporation Act and the state laws of the State of New York. We express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any instrument or agreement (i) that may be deemed to or construed to waive any right of the Company; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any instrument or agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any instrument or agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that when (a) the Registration Statement has become effective, (b) the Indenture has been duly qualified under the Trust Indenture Act and (c) the New Notes have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

State Street Corporation

September 10, 2020

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner